[LETTERHEAD OF MADSEN & ASSOCIATES CPA’S, INC.]

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
of BigString Corporation

We hereby consent to the incorporation by reference in Registration Statement No. 333-127923 on Form SB-2, as amended and supplemented, Registration Statement No. 333-135837 on Form SB-2, as amended and supplemented, and the Registration Statement No. 333-135180 on Form S-8 of BigString Corporation of our report dated March 30, 2010 relating to the consolidated balance sheets of BigString Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for the years ended December 31, 2009 and 2008, and for the period October 8, 2003 (Date of Formation) through December 31, 2009, which report appears in the Annual Report on Form 10-K of BigString Corporation for the year ended December 31, 2009.

/s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.
Certified Public Accountants

March 30, 2010